Exhibit 99.1

OriginOil Announces Commercial Algae Harvesting System

Algae Appliance set for commercial release in early 2012 will help producers meet rising demand

Los Angeles, CA – November 16, 2011 – OriginOil, Inc. (OTC/BB: OOIL), the developer of a breakthrough technology to extract oil from algae and an emerging leader in the global algae oil services industry, today announced the Algae Appliance™, a commercial entry-level algae harvesting system that will help producers process algae at very low cost and without chemicals.

Slated for commercial release in the first half of 2012, the Algae Appliance provides a low energy, chemical-free, continuous flow ‘wet harvest’ system, with the potential to remove up to 90 percent of the initial water volume. Field testing will begin soon with select partners who have current or near-term large volumes of algae for harvesting. Interested parties should sign up at www.algaeappliance.com.

Larry Sirmans, Technical Director of OriginOil’s key Australian partner MBD Energy, observed: “This Algae Appliance should be very beneficial to producers and researchers who are developing the most efficient processes for growing algae at commercial scale.”

“We are continuing to scale up our technology at MBD’s pilot site in Australia,” said Bill Charneski, OriginOil senior director of product engineering. “Now, everything we have learned is going into a standardized entry-level system to help the worldwide algae industry meet the high demand for sustainable, low-cost algae production.”

Charneski introduced the new Algae Appliance today at the 4th Algae World Asia conference in Beijing, China. The new system is modular and incorporates low-energy, chemical-free concentration. Optionally, the system can also ’crack’ the microscopic algae cells for downstream processing needs. Energy requirements are extremely low, at about 0.002 kWh to process 10 liters per minute, the Algae Appliance’s middle range of performance.

“Our Algae Appliance can process as little as two liters per minute, which is perfect for a small research installation,” said Ken Reynolds, OriginOil’s vice president of marketing. “But it is versatile enough to handle up to ten times that rate, serving capacities of 100,000 liters and more. And of course we’ll make it easy for our customers to upgrade all the way to production scale.”

“With algae-based fuels now being used in commercial aviation and in the military, there is tremendous pressure on our industry to deliver much lower-cost, high-volume algae products,” said Riggs Eckelberry, OriginOil CEO. “The Algae Appliance is expected to answer this demand, and drive the eventual licensing and distribution of our technology worldwide.”

About OriginOil, Inc.

OriginOil helps algae growers extract oil from algae for use as a feedstock for the commercial production of transportation fuels, chemicals and foods. In a single step, our breakthrough technology efficiently dewaters and breaks down algae for its useful products, overcoming one of the greatest challenges in making algae a viable replacement for petroleum. As a pioneer and the emerging leader in the global algae oil services field, OriginOil supports its core algae extraction technology with an array of process innovations for some of the world’s most successful algae growers and refiners, just as pioneers like Schlumberger and Halliburton have done in the oilfield services industry. To learn more about OriginOil®, please visit our website at www.originoil.com.

Safe Harbor Statement:

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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